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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-69165, 333-81593, 333-90815, 333-37252, 333-42340, 333-47874, 333-58420, and
333-58422 on Form S-8 and Registration Statement Nos. 333-86313 and 333-58048 on Form S-3 of InfoSpace, Inc. of our report dated March 14, 2003 (March 27, 2003 as to Note 8) (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the adoption of Statement of Financial Accounting Standards (SFAS) No. 142, Goodwill and Other Intangible Assets, on January 1, 2002, the adoption of SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, on January 1, 2001, and SEC Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements, on January 1, 2000, as discussed in Note 1 to the consolidated financial statements), appearing in this Annual Report on Form 10-K of InfoSpace, Inc. for the year ended December 31, 2002.

DELOITTE & TOUCHE LLP
Seattle, Washington
March 27, 2003